UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 25, 2005

Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices, including zip code)

(303) 837-1661
(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment ofPrincipal Officers.

              On January 25, 2005, James R. Casperson, Vice President of Finance and Chief Financial Officer of Whiting Petroleum Corporation (the “Company”), notified the Company that he will resign as an officer and employee of the Company to pursue other interests, effective March 1, 2005.

              On January 28, 2005, the Company’s Board of Directors appointed Michael J. Stevens as Vice President and Chief Financial Officer, effective upon the departure of Mr. Casperson on March 1, 2005 as described above. Mr. Stevens is 39 years of age and currently is the Company’s Controller and Treasurer, positions he has held since 2001 and 2002, respectively. From 1993 until May 2001, he served as Chief Financial Officer, Controller, Secretary and Treasurer at Inland Resources Inc., a public company engaged in oil and natural gas exploration and development. He spent seven years in public accounting with Coopers & Lybrand in Minneapolis, Minnesota. He is a graduate of Mankato State University of Minnesota and is a certified public accountant. There are no family relationships between Mr. Stevens and any director or executive officer of the Company, and the Company does not anticipate that Mr. Stevens will enter into an employment agreement with the Company in connection with his appointment as Vice President and Chief Financial Officer.

              A copy of the press release announcing Mr. Casperson’s resignation and Mr. Stevens’s appointment, issued by the Company on January 28, 2005, is furnished as Exhibit 99 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits:

(99)	Press Release of Whiting Petroleum Corporation, dated January 28, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: January 28, 2005	By:	/s/ James J. Volker
James J. Volker Chairman, President and Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit Number	Description

(99)	Press Release of Whiting Petroleum Corporation, dated January 28, 2005.